SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 27, 2005


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


              0-10394                              91-0864123
    (Commission File Number)           (IRS Employer Identification No.)


                   10525 Willows Road N.E., Redmond, WA   98052
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 6 Pages

Item 2.02 Results of Operation and Financial Condition

A copy of a press release made on April 27, 2005 follows:


DATA I/O CORPORATION
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                           Deborah Stapleton
VP, Finance and Chief Financial Officer               Stapleton Communications
Data I/O                                              (650) 470-0200
(425) 881-6444                                        deb@stapleton.com


             DATA I/O ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

Redmond, Wash., April 27, 2005 - Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, today announced financial results for the first quarter ended March 31, 2005.

Revenues were $6.7 million, compared with $5.8 million in the fourth quarter of 2004. Gross margins in the first quarter of 2005 were 59.6 percent, compared with 53.8 percent in the prior quarter. The higher gross margins were primarily a result of more direct than indirect sales in the quarter, a favorable product mix, higher margins on aftermarket products, and lower labor and overhead expenses related to the company's restructuring in 2004.

In accordance with U.S. generally accepted accounting principles (GAAP), net income in the first quarter of 2005 was $39,000, compared with a net loss of $584,000 in the fourth quarter of 2004.

Total cash and short-term investments were $5.1 million at March 31, 2005. The company remains debt-free.

"We recently announced the expansion of our strategic alliance with Intel Corporation," said Fred Hume, president and CEO. "Intel opened a new Programmer Evaluation Lab in the Philippines, which includes a Data I/O FlashPAK programming system. The new lab increases our ability to support our common customers in Asia," he said.

"We began revenue shipments of the ImageWriter(TM) during the first quarter, and also announced that our ImageWriter product supports the Atmel AVR family of flash microcontrollers already mounted on a circuit board. The ImageWriter is based on an open architecture that enables seamless integration with automated test and manufacturing systems, enabling manufacturers of consumer goods, automotive equipment and industrial products to reduce costs and rapidly deliver products to market. We expect to see continued growth in our in-system programming product sales in the quarters to come," said Hume.

"In addition, we signed a distribution agreement with Accelonix UK, a leading supplier of test and measurement equipment in Great Britain. Accelonix UK will be the exclusive distributor for Data I/O's products in Great Britain and Northern Ireland. We are excited about the compelling market opportunities in this region," said Hume.

Second Quarter 2005 Guidance
Data I/O currently expects that revenues in the second quarter of 2005 will grow modestly over the first quarter, with gross margins expected to be similar to the first quarter.

Conference Call Information
A conference call discussing the first quarter 2005 financial results will follow this release today at 8:00 a.m. Pacific time/11:00 a.m. Eastern time. To listen to the call, please dial (210) 234-0002, passcode: Data I/O. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (402) 530-8088. The conference call will also be simultaneously webcast over the Internet; visit the Investor Relations section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.


About Data I/O Corporation
Celebrating more than 30 years of innovative leadership in the device programming industry, Data I/O Corporation (NASDAQ: DAIO), provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. FlashCORE(TM), Sprint and UniSite families provide a wide range of device support and versatility to address a user's many different programming needs. Data I/O Corporation has headquarters in Redmond, WA, with sales and services offices worldwide. For further information, visit the company's website at http://www.dataio.com.


Forward Looking Statement
Statements in this news release concerning future revenues, future margins, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.



                       - Summary Financial Data Attached -

                              DATA I/O CORPORATION
                       COMPARATIVE STATEMENTS OF EARNINGS
                      (in thousands except per share data)

                                                            Fourth Quarter
                                            -------------------------------------------
                                                                               Percent
                                                 3/31/2005      3/31/2004      Change
                                            --------------- -------------- ------------
Net sales                                           $6,737         $6,834        (1.4%)
Gross margin                                         4,014          3,713         8.1%
Gross margin as percent of sales                     59.6%          54.3%         5.3%
Operating expenses:
  Research & development                             1,337          1,204        11.0%
  Selling, general and administrative                2,631          2,172        21.1%
  Provision for business restructure                     0              0

                                            --------------- --------------
Operating income (loss)                                 46            337
Non-operating income (expense):
  Interest, net                                         20             34
  Foreign currency exchange                           (21)           (14)

                                            --------------- --------------
Income/(loss) from operations before taxes              45            357
Income tax expense (benefit)                             6             61

                                            --------------- --------------
Net income/(loss)                                      $39           $296
                                            =============== ==============

Diluted earnings/(loss) per share                    $0.00          $0.04

Diluted weighted average shares
outstanding                                          8,550          8,414

                             CONDENSED BALANCE SHEET
                                 (in thousands)

                                                  3/31/2005         12/31/2004
                                                ------------       ------------
Cash and cash equivalents                          $3,801             $5,534
Short-term investments                              1,330              1,037
Accounts receivable, net                            5,366              4,489
Inventories                                         3,807              4,139
Other current assets                                  495                652
Land, building and equipment                        1,880              1,970
Other long-term assets                                 23                 26
                                                ------------       ------------
  Total assets                                    $16,702            $17,847
                                                ============       ============


Current liabilities                                $4,511             $5,601
Deferred gain on sale of property                     679                776
Shareholders' equity                               11,512             11,470
                                                ------------       ------------
  Total liabilities and shareholders' equity      $16,702            $17,847
                                                ============       ============

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Data I/O Corporation


April 27, 2005             By /s/Frederick R. Hume
                           Frederick R. Hume
                           President
                           Chief Executive Officer



                           By /s/Joel S. Hatlen
                           Joel S. Hatlen
                           Vice President - Finance
                           Chief Financial Officer
                           Secretary and Treasurer